UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 14, 2005

Date of Report (Date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in its charter)

California	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Buckeye Drive, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 435-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement

On September 14, 2005, Nanometrics Incorporated, a California corporation (the ”Company”), entered into an Asset Purchase and License Agreement (the “Purchase Agreement”) with Toho Technology Corporation, a corporation organized under the laws of Japan (“Toho”). Pursuant to the terms of the Purchase Agreement, Toho agreed to purchase the Company’s flat panel display business (the “FPD Business”) including certain tangible assets, intellectual property and personnel obligations related to the manufacturing, support and sales of flat panel display manufacturing measuring equipment, for a cash payment of $1.5 million, plus certain royalty obligations. The Purchase Agreement contains customary representations, warranties and covenants of the parties, including a time-based covenant by the Company not to compete with respect to the FPD Business, and indemnification covenants by the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMETRICS INCORPORATED

/S/ DOUGLAS J. MCCUTCHEON
Date: September 20, 2005	Name:	Douglas J. McCutcheon
	Title:	Executive Vice President, Finance and Administration, and Chief Financial Officer